                                                                    Exhibit g(8)


        AMENDMENT, dated June ____, 2001 to the November 1, 1996 global custody agreement ("Agreement"), between Firstar Bank, N.A. ("Customer"), having a place of business at 615 East Michigan, Milwaukee, WI 53202; Tocqueville International Value Fund ("the Fund"), having a place of business at 1675 Broadway, New York, NY 13019, and The Chase Manhattan Bank ("Bank"), having a place of business at 270 Park Ave., New York, N.Y. 10017-2070.

        It is hereby agreed as follows:

        Section 1. Except as modified hereby, the Agreement is confirmed in all respects. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

        Section 2. The Agreement is amended by deleting the Mutual Fund Rider thereto and inserting, in lieu thereof, the following Rider:

        I.      Add the following  after the first  sentence of Section 3 of the
                Agreement:

        At the request of Fund, Bank may, but need not, add to Schedule A an Eligible Foreign Custodian where Bank has not acted as Foreign Custody Manager with respect to the selection thereof. Bank shall notify Fund in the event that it elects to add any such entity.

        II.     Add  the  following  language  to the  end of  Section  3 of the
                Agreement:

        (i)     The term Subcustodian as used herein shall mean the following:

        (a) a "U.S. Bank," which shall mean a U.S. bank as defined in rule 17f-5(a)(7), and

        (b) an "Eligible Foreign Custodian," as defined in rule 17f-5(a)(1). In addition, an Eligible Foreign Custodian shall also mean any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

        (ii) The term "securities depository" as used herein shall mean the following when referring to a securities depository located:

        (a) outside the U.S., an "Eligible Securities Depository" which, in turn, shall have the same meaning as in rule 17f-7(b)(1)(i)-(vi) as the same may be amended from time to time, or that has otherwise been made exempt by an SEC exemptive order, or rule other appropriate SEC action, except that prior to the compliance date with rule 17f-7 for a particular securities depository the term "securities depository" shall be as defined in (a)(1)(ii)-(iii) of the 1997 amendments to rule 17f-5.

        (b) in the U.S., a "securities depository" as defined in SEC rule 17f-4(a).

        (iii) For purposes of clarity, it is understood and agreed that the term Subcustodian shall not include any Eligible Securities Depository. For purposes of the provisions of the Agreement imposing liability on Bank, the term Subcustodian shall not include any Eligible Foreign Custodian as to which Bank has not acted as Foreign Custody Manager.

        III.    "Add new Section 15 to the Agreement as follows:

        15. Compliance with Securities and Exchange Commission rule 17f-5 ("rule 17f-5").

        (a) Fund's board of directors (or equivalent body) (hereinafter "Board") hereby delegates to Bank, and Bank hereby accepts the delegation to it of, the obligation to perform as Fund's "Foreign Custody Manager" (as that term is defined in rule 17f-5(a)(3)), including for the purposes of: (i) selecting Eligible Foreign Custodians (as that term is defined in rule 17f-5(a)(1), as the same may be amended from time to time, or that have otherwise been exempted by SEC exemptive order, rule other appropriate SEC action) to hold Fund's Foreign Assets, and (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in rule 17f-5(c)(2)), and (iii) monitoring such foreign custody arrangements (as set forth in rule 17f-5(c)(3)).

        (b)     In connection with the foregoing, Bank shall:

        (i) provide written reports notifying Fund's Board of the placement of Foreign Assets with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Fund's Board at such times as the Board deems reasonable and appropriate based on the circumstances of Fund's foreign custody arrangements but until further notice from Fund requesting a different schedule, such reports shall be provided not less than quarterly in summary form, with a more detailed report annually.

        (ii)    exercise  such  reasonable  care,   prudence  and  diligence  in
        performing as Fund's Foreign Custody Manager as a person having responsibility for the safekeeping of Foreign Assets would exercise;

        (iii) in selecting an Eligible Foreign Custodian, first have determined that Foreign Assets placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such Assets, including, without limitation, those factors set forth in rule 17f-5(c)(1)(i)-(iv);

        (iv) determine that the written contract with the Eligible Foreign Custodian requires that the Eligible Foreign Custodian will provide reasonable care for Foreign Assets based on the standards applicable to custodians in the relevant market as provided in rule 17f-5(c)(1) and will further determine that the written contract contains (1) the provisions specified in Rule 17f-5(c)(2)(i)(A)-(F) or (2) in lieu of any or all of such provisions set fourth in Rule 17f-5(c)(2)(i)(A)-(F), such other provisions that provide, in their entirety, the same or greater level of care and protection for the Fund's assets.

        (v) have established a system to monitor the continued appropriateness of maintaining Foreign Assets with particular Eligible Foreign Custodians and performance of the governing contractual arrangements; it being understood, however, that in the event that Bank shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford Foreign Assets reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, Bank shall promptly so advise Fund and shall then act in accordance with the Instructions of Fund with respect to the disposition of the affected Foreign Assets.

Subject to (b)(i)-(v) above, Bank is hereby authorized to place and maintain Foreign Assets on behalf of Fund with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by Bank.

        (c) Except as expressly provided herein and in Section 16 hereof, Customer shall be solely responsible to assure that the maintenance of Foreign Assets hereunder complies with the rules, regulations, interpretations and exemptive orders promulgated by or under the authority of the SEC.

        (d) Bank represents to Fund that it is a U.S. Bank as defined in rule 17f-5(a)(7). Fund represents to Bank that: (1) the Assets being placed and maintained in Bank's custody are subject to the Investment Company Act of 1940, as amended (the "1940 Act") as the same may be amended from time to time; (2) its Board (or other governing body) has determined that it is reasonable to rely on Bank to perform as Fund's Foreign Custody Manager; and (3) its Board (or other governing body) or its investment adviser shall have determined that Fund may maintain Foreign Assets in each country in which Fund's Foreign Assets shall be held hereunder and determined to accept the risks arising therefrom (including, but not limited to, a country's financial infrastructure, prevailing custody and settlement practices, laws applicable to the safekeeping and recovery of Foreign Assets held in custody, and the likelihood of nationalization, currency controls and the like) (collectively ("Country Risk")). Nothing contained herein shall require Bank to make any selection on behalf of Fund that would entail consideration of Country Risk and, except as may be provided in (e) below, to engage in any monitoring of Country Risk.

        (e) Bank shall provide to Fund such information relating to Country Risk as is specified in Appendix 1-A hereto. Fund hereby acknowledges that: (i) such information is solely designed to inform Fund of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) Bank has gathered the information from sources it considers reliable, but that Bank shall have no responsibility for inaccuracies or incomplete information.

        IV.     Add the following language to the end of the first  sentence  of
Section 4(d) of the Agreement: "or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar laws."

        V.      Add a new Section 16 to the Agreement as follows:

        16. Compliance with Securities and Exchange Commission rule 17f-7 ("rule 17f-7").

        (a) Bank shall, for consideration by Fund, provide an analysis in accordance with rule 17f-7(a)(1)(i)(A) of the custody risks associated with maintaining Fund's Foreign Assets with each Eligible Securities Depository used by Bank as of the date hereof (or, in the case of an Eligible Securities Depository not used by Bank as of the date hereof, prior to the initial placement of Fund's Foreign Assets at such Depository) and at which any Foreign Assets of Fund are held or are expected to be held. The foregoing analysis will be provided to Fund at

Bank's Website, WWW.CHASE.COM. In connection with the foregoing, Fund shall notify Bank of any Eligible Securities Depositories at which it does not choose to have its Foreign Assets held. Bank shall monitor the custody risks associated with maintaining Fund's Foreign Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify Fund or its adviser of any material changes in such risks.

        (b) Bank shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 16(a) above, or adhere to a higher standard of care.

        (c) Based on the information available to it in the exercise of diligence, Bank shall determine the eligibility under rule 17f-7 of each depository before including it on Appendix 1-B hereto and shall promptly advise Fund if any Eligible Securities Depository ceases to be eligible. (Eligible Securities Depositories used by Bank as of the date hereof are set forth in Appendix 1-B hereto, and as the same may be amended on notice to Fund from time to time.)

        VI. Add a new Appendix 1-A entitled "Information Regarding Country Risk," as attached hereto.

        VII.    Add  a  new   Appendix   1-B   entitled   "Eligible   Securities
Depositories," as attached hereto.


.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

FIRSTAR BANK, N.A.

By:  /s/Michael R. McVoy
     --------------------------------

Name:  Michael R. Mcvoy
Title  Vice President
Date:  6/22/01


THE CHASE MANHATTAN BANK

By:  /s/Stephen Crowley
     --------------------------------

Name:  Stephen Crowley
Title  Vice President
Date:  6/29/01


TOCQUEVILLE INTERNATIONAL VALUE FUND

By:  /s/Patsy Jaganath
     --------------------------------

Name:  Patsy Jaganath
Title  Secretary
Date:  6/28/2001

                                  Appendix 1-A

                       Information Regarding Country Risk
                       ----------------------------------

        1. To aid the Fund or its adviser in its determinations regarding Country Risk, Bank shall furnish annually and upon the initial placing of Foreign Assets into a country the following information (check items applicable):

        A.      Opinions of local counsel concerning:

____    i.      Whether   applicable  foreign  law  would  restrict  the  access
                afforded Fund's independent public accountants to books and records kept by an Eligible Foreign Custodian located in that country.

____    ii.     Whether applicable foreign law would restrict the Fund's ability to recover its assets in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

___     iii.    Whether applicable foreign law would restrict the Fund's ability to recover assets that are lost while under the control of an Eligible Foreign Custodian located in the country.

        B.      Written information concerning:

___     i.      The likelihood of expropriation,  nationalization,  freezes,  or confiscation of Fund's assets.

___     ii.     Whether   difficulties  in  converting   Fund's  cash  and  cash
                equivalents to U.S. dollars are reasonably foreseeable.

        C.      A market report with respect to the following topics:

        (i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, (vi) market settlement risk, (vii) Eligible Securities Depositories (including Depository evaluation), if any.

        2.      Bank shall furnish the following additional information:

                Market flashes, including with respect to changes in the information in market reports.

                                  Appendix 1-B

                        ELIGIBLE SECURITIES DEPOSITORIES